EX-99.23.i


THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
         HINE
                                                              February 27, 2004


Fairport Funds
3636 Euclid Avenue, Suite 3000
Cleveland, Ohio 44115


      Re:         Fairport Funds, File Nos. 33-84186 and 811-8774

Ladies and Gentlemen:

     A legal opinion that we prepared was filed with Post-Effective Amendment No. 12 to the Fairport Funds' Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 13 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.



                                                              Very truly yours,

                                                                   /s/
                                                              Thompson Hine LLP